Exhibit 32

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Guggenheim Credit Income Fund on Form 10-Q for the period ended March 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of Guggenheim Credit Income Fund does hereby certify, to the best of such officer's knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Guggenheim Credit Income Fund.

Date:	May 10, 2019

/s/ Matthew S. Bloom
MATTHEW S. BLOOM
Chief Executive Officer

Date:	May 10, 2019

/s/ Brian S. Williams
BRIAN S. WILLIAMS
Chief Financial Officer
The certification set forth above is being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report as a separate disclosure document of Guggenheim Credit Income Fund or the certifying officers.
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Guggenheim Credit Income Fund and will be retained by Guggenheim Credit Income Fund and furnished to the Securities and Exchange Commission or its staff upon request.